EXHIBIT 10.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT
First Amendment to Third Amended and Restated Loan Agreement, dated the 30th day of March, 2021, by and among Matthews International Corporation, a Pennsylvania corporation (the "US Borrower"), Schawk UK Limited, a limited liability company incorporated under the laws of England and Wales (the "UK Borrower"), Matthews Europe GmbH, a limited liability company organized under the laws of Germany (the "German Borrower"), and MATW Netherlands Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and existing under the laws of The Netherlands (the "Dutch Borrower") (the UK Borrower, the German Borrower and the Dutch Borrower are each a "Foreign Borrower" and collectively, the "Foreign Borrowers") (the US Borrower and the Foreign Borrowers are each a "Borrower" and, collectively, the "Borrowers"), the Banks (as defined in the Loan Agreement (as hereinafter defined)), Citizens Bank, N.A., a national banking association, in its capacity as administrative agent for the Banks (in such capacity, the "Agent"), PNC Bank, National Association, a national banking association, Truist Bank, a North Carolina banking corporation, JPMorgan Chase Bank, N.A., a national banking association and Wells Fargo Bank, N.A., a national banking association, each in its capacity as syndication agent for the Banks (in such capacity, individually and collectively, the "Syndication Agent") and Bank of America, N.A., a national banking association, in its capacity as a documentation agent for the Banks (in such capacity, the "Documentation Agent") (this "First Amendment").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Third Amended and Restated Loan Agreement, dated March 27, 2020, by and among the US Borrower, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent (as may be further amended, modified, supplemented or restated from time to time, the "Loan Agreement"), the Banks agreed, among other things, to extend: (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed Seven Hundred Fifty Million and 00/100 Dollars ($750,000,000.00); and (ii) a term loan in an aggregate principal amount equal to Thirty-Five Million and 00/100 Dollars ($35,000,000.00);
WHEREAS, the Borrowers desire to, among other things, join the Foreign Borrowers under the Loan Agreement and the applicable Loan Documents (as defined in the Loan Agreement), and amend certain provisions of the Loan Agreement, and the Banks and Agent shall permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.
2.Section 1.01 of the Loan Agreement is hereby amended by inserting therein as new defined terms in their proper alphabetical order, the following:
"DTTP Filing" means a HM Revenue & Customs’ Form DTTP2, duly completed and filed by the UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Bank either (i) in writing to the UK Borrower and the Agent on the First Amendment Closing Date, or (ii) if such Bank is not a party to this Agreement on the First Amendment Closing Date, to the UK Borrower and the Agent in the Assignment Agreement of such Bank or such other documentation contemplated hereby pursuant to which such Bank shall have become a party hereto.
"Dutch Attorney-in-Fact" shall have the meaning assigned to such term in Section 2.22(c).
"Dutch Borrower" means MATW Netherlands Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and existing under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at Naritaweg 165, 1043BW Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 61503703.
"Dutch CRR" means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
"Dutch Non-Public Lender" means: (a) until the publication of an interpretation of "public" as referred to in the Dutch CRR by the competent authority/ies: an entity which (i) assumes existing rights and/or obligations vis-à-vis the Dutch Borrower, the value of which is at least €100,000.00 (or its Equivalent Amount in another Optional Currency), (ii) provides repayable funds for an initial amount of at least €100,000.00 (or its Equivalent Amount in another Optional Currency) or (iii) otherwise qualifies as not forming part of the public; and (b) as soon as the interpretation of the term “public” as referred to in the Dutch CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
"First Amendment Closing Date" means March 30, 2021.
"German Borrower" means Matthews Europe GmbH, a limited liability company organized under the laws of Germany.
"German Commercial Code" means the commercial code (Handelsgesetzbuch) of Germany, as amended or restated from time to time.
"Lending Office" means, as to the Agent, any Issuing Bank or any Bank, the office or offices of such Person as such Person may from time to time notify the Borrower and the Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
"UK" and "United Kingdom" each means the United Kingdom of Great Britain and Northern Ireland.
"UK Borrower" means Schawk UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 03462552.
"UK Excluded Withholding Taxes" means any deduction or withholding for or on account of any UK Tax from a payment under any Loan Document Obligation where:
(a)    the payment could have been made to the relevant Bank without any deduction or withholding if the Bank had been a UK Qualifying Bank, but on that date that Bank is not or has ceased to be a UK Qualifying Bank other than as a result of any change after the date it became a Bank under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or
(b)    the relevant Bank is a UK Treaty Bank and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Bank without the UK Tax deduction had that Bank complied with its obligations under Section 2.22 hereof.

"UK Qualifying Bank" means a Bank which is beneficially entitled to interest payable to that Bank in respect of any Loan or other Loan Document Obligation and is:
(a)    a Bank:
    (i)    which is a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) making a Loan or any other advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that any Loan or any other advance under a Loan Document or would be within such charge as respects such payments apart from section 18A of the UK Corporation Tax Act 2009; or
    (ii)    in respect of a Loan or any other advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) at the time that that Loan or other advance a Loan Document was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(b)    a UK Treaty Bank.
"UK Tax" means any Tax imposed under the laws of the UK or by any political subdivision, instrumentality or governmental agency in the UK having taxing authority.
"UK Treaty Bank" means a Bank which:
(a)    is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Bank’s participation in the Loan or other Loan Document Obligation is effectively connected; and
(c)    meets all other conditions in the relevant UK Treaty for full exemption from Tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that the following are satisfied:
    (i)    any condition which relates (expressly or by implication) to there not being a special relationship between the

UK Borrower and a Bank or between both of them and another person, or to the amounts or terms of any Loan or other Loan Document Obligation; and
    (ii)    any necessary procedural formalities.
"UK Treaty State" means a jurisdiction having a double taxation agreement (a "UK Treaty") with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.
3.Section 1.01 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety and inserting in their stead the following:
"Authorized Foreign Entity" shall mean an entity formed under and governed by the laws of Canada, Germany or any other member state of the European Union (other than France), Switzerland, the United Kingdom or any other foreign jurisdiction acceptable to the Agent and each of the Banks (as such Agent and each such Bank shall notify the US Borrower in writing reasonably promptly following receipt of the request for such additional foreign jurisdiction), to be joined to the Agreement and the other Loan Documents as a Borrower in accordance with the terms and provisions hereof.
"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, in each case, (a) imposed by the United States of America or by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or conducts business, or in which its principal office is located, or in the case of any Bank, in which its applicable Office is located or (b) that are Other Connection Taxes, (ii) any branch profits Taxes imposed by the United States or any similar Taxes imposed by any other jurisdiction, (iii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Bank acquires such interest in such Loan or Commitment or (b) such Bank changes its Office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Office, (iv) Taxes attributable to such Recipient's failure to comply with Section 9.17, (v) any U.S. federal withholding Taxes imposed under FATCA, (vi) any UK Excluded Withholding Taxes, and (vii) UK stamp duty or stamp duty reserve tax imposed on or with respect to any assignment or transfer by a Bank, in each case other than to the extent any such stamp duty or stamp duty reserve tax is imposed as a result of the failure of the UK Borrower or any other Loan Party to comply with applicable law.
"Foreign Borrower" means, the Dutch Borrower, the German Borrower, the UK Borrower and each other Foreign Subsidiary that is, or may from time to time become party to this Credit Agreement pursuant to Section 2.22.
"Office", when used in connection with (i) Citizens or the Agent, shall mean its designated office located at 525 William Penn Place, Pittsburgh, Pennsylvania 15219, any Lending Office or such other office of Citizens or the Agent as Citizens or the Agent may designate in writing from time to time, or (ii) any other Bank, shall mean its designated office identified on Schedule 1 attached hereto and made a part hereof with respect to such Bank, any Lending Office or such other office of such Bank as such Bank may designate in writing from time to time.
4.Section 2.02 of the Loan Agreement is hereby amended by deleting therefrom each reference to "Borrower" and inserting in its stead in each instance a reference to "US Borrower."
5.Clause (ii) of Section 2.03(a) of the Loan Agreement is hereby amended by deleting therefrom each reference to "Borrower's Senior Leverage Ratio" and inserting in its stead in each instance a reference to "US Borrower's Senior Leverage Ratio."
6.Clause (i) of Section 2.05 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(i)    A commitment fee in Dollars on the unused portion of the amount of the Revolving Credit Facility Commitment during the period from the date of this Agreement to the Expiry Date, payable quarterly in arrears beginning on July 1, 2020 and continuing on the first (1st) day of each October, January, April and July thereafter and on the Expiry Date. Such fee shall be calculated daily, and shall equal the amount by which the amount of the Revolving Credit Facility Commitment has exceeded the closing principal balance of the sum of the outstanding Dollar Equivalent principal balance of the Revolving Credit Loans (for purposes of this computation the Swing Line Lender's Swing Line

Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and the Dollar Equivalent amount of Letters of Credit Outstanding on each day, multiplied by the applicable percentage per annum with respect to commitment fees for such day determined by reference to the US Borrower's Senior Leverage Ratio as set forth in Section 2.03(a)(ii) (the "Applicable Commitment Fee Percentage"); provided, however, that any commitment fee accrued with respect to the Revolving Credit Facility Commitment of an Impacted Bank during the period prior to the time such Bank became an Impacted Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be an Impacted Bank except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue with respect to the Revolving Credit Facility Commitment of an Impacted Bank so long as such Bank shall be an Impacted Bank; provided, further, that on the Closing Date and through the day immediately preceding the first (1st) Incentive Pricing Effective Date occurring after the end of the Fiscal Quarter ending March 31, 2020), the Applicable Commitment Fee Percentage shall be determined by reference to the applicable margin corresponding to Tier IV;
7.Section 2.10 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
2.10.    Booking of Libor Rate Loans.
    Each Bank may make, carry or transfer Libor Rate Loans at, to or for the account of, any Office (including any of its branch offices or the office of an Affiliate of such Bank); provided, however, that no such action shall result in increased liability or cost to the Borrower, including any increased liability or cost pursuant to Section 2.12 or 2.13 hereof.
8.Section 2.12(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
If, due to either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other Official Body (whether or not having the force of Law), there shall be any increase in the cost to, or reduction in income receivable by, a Bank of making, funding or maintaining Loans (or commitments to make the Loans), other than with respect to any Indemnified Taxes, any tax described in clauses (ii) through (vii) of the definition of Excluded Taxes, Excluded Taxes or Connection Income Taxes then the Borrower shall from time to time, upon demand by such Bank made within a reasonable time after such Bank's determination thereof, pay to the Agent for the account of such Bank additional amounts sufficient to reimburse such Bank for any such additional costs or reduction in income. All such additional amounts shall be determined by such Bank in good faith using appropriate attribution and averaging methods ordinarily employed by such Bank. A certificate of such Bank submitted to the Borrower in good faith as to the amount of such additional costs shall be conclusive and binding for all purposes, absent manifest error. Within ten (10) Business Days after the Agent or such Bank notifies the Borrower in writing of any such additional costs pursuant to this Section 2.12(a), the Borrower may (A) repay in full all Loans of any types or currencies so affected then outstanding, together with interest accrued thereon to the date of such repayment, or (B) convert all Loans of any types or currencies so affected then outstanding into Loans of any other type or currency not so affected upon not less than four (4) Business Days’ notice to the Agent. If any such repayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Agent for the ratable account of the Banks such additional amounts as set forth in Section 2.12(c); provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
9.Clauses (b) and (c) of Section 2.17 of the Loan Agreement are each hereby amended by deleting therefrom each reference to "lending offices" and inserting in its stead in each instance a reference to "applicable Office."
10.Section 2.22 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
2.22    Additional Foreign Borrowers.

    (a)    The US Borrower may request that any Foreign Subsidiary which is also an Authorized Foreign Entity (each, an "Applicant Foreign Borrower") be designated a Foreign Borrower under the Foreign Borrower Sublimit by delivery of a written request to the Agent therefor. The Agent will promptly notify the Banks of any such request. Designation of any Applicant Foreign Borrower as a Foreign Borrower under the Foreign Borrower Sublimit is subject to (i) for any such request made following the First Amendment Closing Date, within thirty (30) days of receipt of notice of the request to join the applicable Applicant Foreign Borrower, no Bank shall have provided notice to the Agent and the US Borrower that such Bank does not meet all necessary regulatory and licensing requirements and is not otherwise legally permitted to make loans in the jurisdiction in which such Applicant Foreign Borrower is organized (it being understood that if a Bank has not so notified the Agent and the US Borrower, in each case, within such thirty (30) day period, such Bank shall be deemed to have confirmed that it has met all such regulatory and licensing requirements and is legally permitted to make loans in such applicable jurisdiction), (ii) delivery of executed Notes by such Applicant Foreign Borrower as may be requested by any Bank in connection therewith, (iii) delivery of supporting resolutions, articles of incorporation and bylaws (or their jurisdictional equivalents), incumbency certificates, opinions of counsel and such other items as the Agent or the Banks may reasonably request (including, without limitation, all documentation and other information necessary to evidence, in form and substance reasonably satisfactory to the Agent and the Banks, compliance with applicable Law (including, without limitation, all applicable anti-corruption, anti-terrorism, beneficial ownership and other "know your customer" regulatory requirements)), (iv) delivery of an executed Foreign Borrower Joinder Agreement, and (v) execution of an amendment to this Agreement to incorporate country specific lending requirements determined to be reasonably necessary by the Agent, and other items determined to be reasonably necessary by the Agent and Borrower, to join such Applicant Foreign Borrower, such amendment to be reasonably acceptable to the Agent, the Majority Banks and each Borrower. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, (i) no Foreign Borrower shall be liable for any Loan Document Obligations or other Indebtedness under any Loan Document of the US Borrower or any Guarantor (it being understood and agreed that, as to the US Borrower and each Guarantor, all Loan Document Obligations or other Indebtedness under any Loan

Document of any Foreign Borrower shall continue to be the joint and several obligations of the US Borrower and each such Guarantor), and all amounts required to be paid by any such Foreign Borrower under this Credit Agreement or any other Loan Document shall be applied only to Loan Document Obligations or other Indebtedness under any Loan Document of such Foreign Borrower and shall not be applied to any Obligations of the US Borrower, any other Foreign Borrower or any Guarantor and (ii) Loan Document Obligations or other Indebtedness under any Loan Document owed by any Foreign Borrowers shall be several and not joint with the Loan Document Obligations or other Indebtedness under any Loan Document of the US Borrower and the Guarantors. A Foreign Borrower may from time to time, upon not less than fifteen (15) Business Days' written notice to the Agent (or such shorter period as may be agreed to by the Agent), terminate such Foreign Borrower's status as such, provided that there are no outstanding Revolving Credit Loans payable by such Foreign Borrower, or other amounts payable by such Foreign Borrower on account of any Revolving Credit Loans made to it, as of the effective date of such termination. The Agent shall promptly notify the Banks of any such termination
(b)    Each Bank shall, on the First Amendment Closing Date or, if it becomes a party to this Agreement after the First Amendment Closing Date, in the Assignment Agreement or other documentation contemplated hereby, which it executes on becoming a party, indicate by written certification to the Agent which of the following categories it falls in:
    (i)    not a UK Qualifying Bank;
    (ii)    a UK Qualifying Bank (other than a UK Treaty Bank); or
    (iii)    a UK Treaty Bank.
If any Bank fails to indicate its status by written certification to the Agent in accordance with this Section 2.22(b), then such Bank shall be treated for the purposes of this Agreement (including by the UK Borrower) as if it is not a UK Qualifying Bank until such time as it indicates its status by written certification to the Agent in accordance with this Section 2.22(b) (and the Agent, upon receipt of such certification, shall inform the UK Borrower). For the avoidance of doubt, an Assignment Agreement or such other documentation shall not be invalidated by any failure of a Bank to comply with this Section 2.22.

Each Recipient agrees that if any certification it previously delivered pursuant to this Section 2.22(b) becomes obsolete or inaccurate in any respect, it shall update such certification or promptly notify the Borrowers and the Agent in writing of its legal inability to remain a UK Qualifying Bank or a UK Treaty Bank, as the case may be.
(c)    Additional Dutch Lending Matters.
    (i)    The initial Loan or other advance from any Bank to the Dutch Borrower shall be at least €100,000.00 (or its Equivalent Amount in another Optional Currency).
    (ii)    With respect to the Dutch Borrower, for the purposes of The Council of the European Union Regulation No. 2015/848 of 20 May 2015 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
    (iii)    If, in respect of the Dutch Borrower, this Agreement or any other Loan Document is signed or executed by another Person (a "Dutch Attorney-in-Fact") acting on behalf of such Dutch Borrower pursuant to a power of attorney executed and delivered by such Dutch Borrower, it is hereby expressly acknowledged and accepted in accordance with article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978 by the other parties to this Agreement or any other Loan Document that the existence and extent of such Dutch Attorney-in-Fact’s authority and the effects of such Dutch Attorney-in-Fact’s exercise or purported exercise of his or her authority shall be governed by the laws of The Netherlands.
(d)    Additional United Kingdom Withholding Tax and Lending Matters.
    (i)    Subject to (ii) below, each Bank and the UK Borrower shall cooperate in completing any procedural formalities reasonably necessary for the UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
    (ii)    (A)    A Bank on the First Amendment Closing Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this

Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to the UK Borrower and the Agent in writing on the First Amendment Closing Date; and
        (B)    a Bank that becomes a Bank hereunder after the First Amendment Closing Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to the UK Borrower and the Agent in the Assignment Agreement, and
        (C)    upon satisfying either clause (A) or (B) above, such Bank shall have satisfied its obligation under paragraph (d)(i) above.
    (iii)    If a Bank has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (c)(ii) above, the UK Borrower shall make a DTTP Filing with respect to such Bank within thirty (30) Business Days following the First Amendment Closing Date or (if applicable) the date of the Assignment Agreement or, if later, thirty (30) Business Days before the last interest payment is due to such Bank, and shall promptly provide such Bank with a copy of such filing; provided that, if:
        (A)    the UK Borrower has not made a DTTP Filing in respect of such Bank; or
        (B)    the UK Borrower has made a DTTP Filing in respect of such Bank but (1) such DTTP Filing has been rejected by HM Revenue & Customs; (2) HM Revenue & Customs has not given the UK Borrower authority to make payments to such Bank without a deduction for tax within 60 days of the date of such DTTP Filing; or (3) HM Revenue and Customs has given the UK Borrower authority to make payments to that Bank without a Tax Deduction but such authority has subsequently been revoked or expired, and, in each case, the UK Borrower has notified that Bank in writing of any of (1), (2) or (3) above, then such Bank and the UK Borrower shall cooperate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

    (iv)    If a Bank has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (d)(ii) above, the UK Borrower shall not make a DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Bank's Commitment or its participation in any Loan unless the Bank otherwise agrees.
    (v)    Neither the UK Borrower nor any Subsidiary thereof has at any time been an employer (for purposes of sections 38-51 of the Pensions Act 2004) of a UK defined benefit pension plan or is or has at any time been "connected" with or an "associate" of (as those terms are defined in section 51 of the Pensions Act 2004) such an employer.
    (vi)    With respect to the UK Borrower, for the purposes of the Regulation, its centre of main interest (as that term is used in Article 3(1) of the Regulation) is in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
11.Section 3.26 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
3.26    Anti-Corruption Laws and Sanctions.
    Each of the Borrowers has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each such Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of each such Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any such Borrower being designated as a Sanctioned Person. None of (a) any Borrower, any Subsidiary of any such Borrower or to the knowledge of such Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any such Borrower or any Subsidiary of any such Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

12.Section 5.10 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
5.10    Use of Proceeds.
    The Borrower will use the proceeds of the Loans for the purposes set forth in Section 3.15 hereof. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section shall not be interpreted or applied in relation to any Loan Party, any director, officer, employee or agent, or any Bank to the extent that the obligations under this Section would violate or expose such entity or any director, officer, employee or agent thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including EU Regulation (EC) 2271/96) and Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) in connection with the German Foreign Trade Act (Außenwirtschaftsgesetz)).
13.Clause (m) of Section 7.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(m)    A proceeding shall be instituted in respect of a Loan Party or any Material Subsidiary of a Loan Party:
    (i)    seeking to have an order for relief entered or a moratorium put in place in respect of such Loan Party or Material Subsidiary of such Loan Party, or seeking a declaration or entailing a finding that such Loan Party or Material Subsidiary of such Loan Party is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Loan Party or Material Subsidiary of such Loan Party, its assets or debts under any Law (including, without limitation, the United Kingdom’s Insolvency Act 1986, Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, the United Kingdom’s Companies Act 2006, the Dutch Bankruptcy Act (Faillissementswet), and/or the German Insolvency Code (Insolvenzordnung)) relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereinafter in effect which shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or
    (ii)    seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for a Loan Party or a Material Subsidiary of a Loan Party for all or any substantial part of its property which shall not have been advertised and shall not have been dismissed or stayed within thirty (30) days after such proceedings were instituted; or
14.Section 8.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
8.01    Appointment and Authorization; No Liability.
    The Banks and each Issuing Bank authorize Citizens, PNC, Truist Bank, JPM, Wells Fargo, and Bank of America, and Citizens, PNC, Truist Bank, JPM, Wells Fargo and Bank of America hereby agree to act as agent, syndication agent and documentation agent, respectively, for the Banks and each Issuing Bank in respect of this Agreement and the other Loan Documents upon the terms and conditions set forth in this Agreement. Each Bank and each Issuing Bank hereby irrevocably appoints and authorizes the Agent, the Syndication Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers hereunder as are expressly delegated to the Agent, the Syndication Agent or Documentation Agent, as the case may be, by the terms of this Agreement and any of the other Loan Documents, together with such powers as are reasonably incidental thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent, the Syndication Agent, or the Documentation Agent. The relationship between the Agent and the Banks (including, without limitation, each Issuing Bank), the relationship between the Syndication Agent and the Banks (including, without limitation, each Issuing Bank), and the relationship between the Documentation Agent and the Banks (including, without limitation, each Issuing Bank) are and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent, the Syndication Agent, or the Documentation Agent as a trustee for any Bank or any Issuing Bank. Neither the Agent, the Syndication Agent, the Documentation Agent nor any of their respective shareholders, directors, officers, attorneys or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall (a) be liable for any waiver, consent or approval given or action taken or omitted to be taken by it or them hereunder or under any of the Loan Documents or in connection herewith or therewith or be responsible for the consequences of any oversight or error of judgment whatsoever, or (b) be liable to the Borrower for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents, except with respect to (a) and (b) hereof, to the extent of its or their willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Bank and each Issuing Bank exempts the Agent from the restrictions pursuant to Section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Bank and Issuing Bank. Any Bank and any Issuing Bank which cannot grant such exemption shall notify the Agent accordingly and, upon request of the Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the foregoing, each Bank and each Issuing Bank hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.
15.Section 8.17(A) of the Loan Agreement is hereby amended by inserting therein as a new sub-section (xi) the following:

(xi)    Assignment Only to Dutch Non-Public Lender. With respect to the Dutch Borrower only, no such assignment shall be made to a person who is not a Dutch Non-Public Lender.
16.Joinder of Foreign Borrowers.    (a)    Effective as of the First Amendment Closing Date but subject to the terms and provisions hereof and of the Loan Agreement, each Foreign Borrower: (i) on a several and not joint basis, becomes a party to the Loan Agreement and the Notes executed by such Foreign Borrower; and (ii) assumes the obligations of a Foreign Borrower thereunder pursuant to the terms and conditions of the Loan Agreement. In consideration of the obligations and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the US Borrower and each Foreign Borrower, and in order to induce the Banks to continue to make Loans and other advances under the Loan Agreement, each Foreign Borrower, intending to be legally bound, hereby covenants and agrees that effective as of the date hereof, it hereby is, and shall be deemed to be, a "Foreign Borrower" under the Loan Agreement and the Notes executed by such Foreign Borrower, and agrees that from the date hereof until the earlier of (A) termination of such Foreign Borrower's status as a Borrower in accordance with Section 2.22 of the Loan Agreement and (B) payment in full of the obligations and termination of the Loan Agreement and the other Loan Documents, each Foreign Borrower has assumed the obligations of a Foreign Borrower under each of the Loan Agreement and the Notes executed by such Foreign Borrower, and each Foreign Borrower shall perform, comply with and be subject to and bound by, severally but not jointly, each of the terms, provisions and waivers of the Loan Agreement and each of the Notes executed by such Foreign Borrower and any other Loan Documents that are stated to apply to or are made by such Foreign Borrower. Without limiting the generality of the foregoing, (a) each Foreign Borrower hereby represents and warrants that (i) each of the representations and warranties with respect to the Borrowers set forth in Article III of the Loan Agreement are true and correct as to such Foreign Borrower on and as of the date hereof as if made on and as of the date hereof by such Foreign Borrower and (ii) each Foreign Borrower has heretofore received a true and correct copy of the Loan Agreement and each of the Notes executed by such Foreign Borrower (including any modifications thereof or amendments, supplements or waivers thereto) as in effect on the date hereof; and (b) the German Borrower hereby represents and warrants that, subject to the German Borrower being assessed on a consolidated basis (i.e., together with all of its Subsidiaries and not the German Borrower on its own) by the relevant public authorities, for the purposes of this representation, the German Borrower is a capital company covered by Section 267 (2) or (3) of the German Commercial Code (as defined in the Loan Agreement).
        (b)    In furtherance of the foregoing, each Foreign Borrower shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be necessary or proper in the opinion of the Agent to carry out more effectively the provisions and purposes of this First Amendment and the other Loan Documents.
17.The provisions of Sections 2 through 16 of this First Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)    This First Amendment, duly executed by the Borrowers and the Banks;
(b)     the documents listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof
(c)    such other documents as may be reasonably requested by the Agent.
18.Each Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by such Borrower pursuant to the terms and conditions of the Loan Agreement, except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.
19.The US Borrower acknowledges and agrees that each and every document, instrument or agreement which at any time has secured payment of the US Borrower's Indebtedness under the Loan Agreement including, but not limited to, (i) the Loan Agreement and (ii) the Guaranty Agreements continue to secure prompt payment when due of each Borrower's Indebtedness under the Loan Agreement.
20.Each Borrower hereby represents and warrants to the Banks and the Agent that (i) such Borrower has the legal power and authority to execute and deliver this First Amendment; (ii) the officers of such Borrower executing this First Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of such Borrower or any Law applicable to such Borrower or result in a breach of any provision of or constitute a default which would have a Material Adverse Effect under any other agreement, instrument or document binding upon or enforceable against such Borrower and (iv) this First Amendment, the Loan Agreement and the documents executed or to be executed by such Borrower, as applicable, in connection herewith or therewith constitute valid and binding obligations of such Borrower in every respect, enforceable in accordance with their respective terms.
21.Each Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; and (ii) except as amended hereby, the Schedules attached to and made part of the Loan Agreement are true and correct as of the date hereof (other than any such Schedule that is made as of or relates to a specific date or time, in which case, such Schedule is true and correct as of such date or time) in all material respects and there are no material modifications or supplements thereto.
22.Each of the Borrowers hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this First Amendment, any other document executed in connection therewith or the transactions contemplated hereby or thereby based on the acts or omissions of the Agent, any Bank and any of their respective past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the "Released Parties") existing on or before the date hereof, that any such Borrower ever had, has or may have against the Released Parties.
23.Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.
24.The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This First Amendment amends the Loan Agreement and is not a novation thereof.
25.This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
26.This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to any conflict of law principles thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.
[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed, as a document under seal, by their duly authorized officers on the day and year first above written.
    BORROWERS:
Attest:    Matthews International Corporation
By: /s/ Steven F. Nicola        By: /s/ Joseph C. Bartolacci_______(SEAL)
Name: Steven F Nicola        Name: Joseph C. Bartolacci
Title: Chief Financial Officer & Secretary    Title: President & Chief Executive Officer

Attest:    MATW Netherlands Holding BV
By: /s/ Arthur Brandenburg van den Gronden    By: /s/ Joseph C. Bartolacci_______(SEAL)
Name: Arthur Brandenburg van den Gronden    Name: Joseph C. Bartolacci
Title: Director        Title: Director

Attest:    Matthews Europe GmbH
By: /s/ Brian Dunn        By: /s/ Gregory S. Babe__________(SEAL)
Name: Brian Dunn        Name: Gregory S. Babe
Title: Managing Director        Title: Managing Director

Attest:    Schawk UK Ltd.
By: /s/ Steven F. Nicola        By: /s/ Joseph C. Bartolacci_______(SEAL)
Name: Steven F. Nicola        Name: Joseph C. Bartolacci
Title: Director        Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    Citizens Bank, N.A., as Agent and
for itself as a Bank
By: /s/ Carl S. Tabacjar
Name: Carl S. Tabacjar________________
Title: Senior Vice President___________

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    Bank of the West, as a Bank
By: /s/ Philip R. Medsger
Name: Philip R. Medsger
    Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

JPMorgan Chase Bank, N.A., as a Bank
By: /s/ Anthony Galea
Name: Anthony Galea
    Title: Executive Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    HSBC Bank USA, National Association, as a Bank
By: /s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    TD Bank, N.A., as a Bank
By: /s/ Craig Welch
Name: Craig Welch
    Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

First National Bank of Pennsylvania, as a Bank
By: /s/ Robert E. Heuler
Name: Robert E. Heuler
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Truist Bank, as a Bank
By: /s/ Stephen Curran
Name: Stephen Curran
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Wells Fargo Bank, N.A., as a Bank
By: /s/ Joseph F. King
Name: Joseph F. King
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    Fifth Third Bank, National Association, as a Bank
By: /s/ Michael S. Barnett
Name: Michael S. Barnett______________
Title: Senior Vice President____________

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

    PNC Bank, National Association, as a Bank
By: /s/ Troy Brown
Name: Troy Brown
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Bank of America, N.A., as a Bank
By: /s/ Katherine Osele
Name: Katherine Osele
    Title: Senior Vice President

EXHIBIT A
PRELIMINARY CLOSING AGENDA
(See Attached)

CLOSING AGENDA
This preliminary closing checklist contains the documents to be delivered in connection with the first (1st) amendment to that certain third amended and restated credit facility in the amount of Seven Hundred Fifty Million and 00/100 Dollars ($750,000,000.00) provided to Matthews International Corporation, a Pennsylvania corporation (the "US Borrower"), Schawk UK Limited, a limited liability company incorporated under the laws of England and Wales (the "UK Borrower"), Matthews Europe GmbH, a limited liability company organized under the laws of Germany (the "German Borrower"), and MATW Netherlands Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and existing under the laws of The Netherlands (the "Dutch Borrower") (the UK Borrower, the German Borrower and the Dutch Borrower are each a "New Borrower" and collectively, the "New Borrowers") (the US Borrower and the New Borrowers are each a "Borrower" and, collectively, the "Borrowers"), by Citizens Bank, N.A. ("Citizens"), and various other financial institutions party thereto from time to time (Citizens and such other financial institutions are each a "Bank" and collectively, the "Banks"), Citizens Bank, N.A., as a joint lead arranger and joint bookrunner and Citizens Bank, N.A., as administrative agent for the Banks (in such capacity, the "Agent") (the "Credit Facility").

Document No.		LOAN DOCUMENTS	Responsible Party
1.	First Amendment to Third Amended and Restated Loan Agreement, by and among the Borrowers, the Banks party thereto and the Agent (the "First Amendment").		Agent

2.	Updated Schedules to the Third Amended and Restated Loan Agreement, by and among the US Borrower, the Banks party thereto and the Agent (the "Loan Agreement"), as applicable and appropriate:
	a.	Schedule 1 – Banks and Commitments.	Bank
	b.	Schedule 2.06 – Existing Letters of Credit.	Borrowers
	c.	Schedule 3.10 – Litigation	Borrowers

	d.	Schedule 3.12 – ERISA.	Borrowers
	e.	Schedule 3.13 – Patents, Licenses, Franchises.	Borrowers
	f.	Schedule 3.14 – Environmental Matters.	Borrowers
	g.	Schedule 3.21 – Subsidiaries.	Borrowers
	h.	Schedule 4.03(f) – Jurisdictions for Lien Searches.	Borrowers
	i.	Schedule 6.01 – Permitted Liens.	Borrowers
3.	Revolving Credit Note, made by the UK Borrower to Citizens in the original principal Dollar Equivalent (as defined in the Loan Agreement) amount not to exceed Sixty-Eight Million Six Hundred Thirty-One Thousand Three Hundred Fifty-Five and 95/100 Dollars ($68,631,355.95).		Agent
4.	Revolving Credit Note, made by the UK Borrower to First National Bank of Pennsylvania ("First National") in the original principal Dollar Equivalent amount not to exceed Thirteen Million Thirty-Seven Thousand Seven Hundred Sixty-Six and 18/100 Dollars ($13,037,766.18).		Agent
5.	Revolving Credit Note, made by the UK Borrower to HSBC Bank USA, National Association ("HSBC"), in the original principal Dollar Equivalent amount not to exceed Eight Million Nine Hundred Seventeen Thousand One Hundred Ninety-Seven and 45/100 Dollars ($8,917,197.45).		Agent

6.	Revolving Credit Note, made by the UK Borrower to Bank of the West, in the original principal Dollar Equivalent amount not to exceed Thirteen Million Three Hundred Seventy-Five Thousand Seven Hundred Ninety-Six and 18/100 Dollars ($13,375,796.18).	Agent
7.	Revolving Credit Note, made by the UK Borrower to Wells Fargo Bank, N.A. ("Wells Fargo") in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
8.	Revolving Credit Note, made by the UK Borrower to JPMorgan Chase Bank, N.A. ("JPMorgan") in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
9.	Revolving Credit Note, made by the UK Borrower to Bank of America, N.A. ("Bank of America") in the original principal Dollar Equivalent amount not to exceed Thirty-Four Million Seven Hundred Thirty-Two Thousand Four Hundred Eighty-Four and 08/100 Dollars ($34,732,484.08).	Agent
10.	Revolving Credit Note, made by the UK Borrower to Truist Bank ("Truist") in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
11.	Revolving Credit Note, made by the UK Borrower to TD Bank, N.A. ("TD") in the original principal Dollar Equivalent amount not to exceed Seventeen Million Eight Hundred Thirty-Four Thousand Three Hundred Ninety-Four and 90/100 Dollars ($17,834,394.90).	Agent
12.	Revolving Credit Note, made by the UK Borrower to Fifth Third Bank, National Association ("Fifth Third") in the original principal Dollar Equivalent amount not to exceed Seventeen Million Seven Hundred Thirteen Thousand Forty-Three and 48/100 Dollars ($17,713,043.48).	Agent
13.	Revolving Credit Note, made by the UK Borrower to PNC, Bank National Association ("PNC") in the original principal Dollar Equivalent amount not to exceed Forty-Two Million and 00/100 Dollars ($42,000,000.00).	Agent
14.	Revolving Credit Note, made by the German Borrower to Citizens in the original principal Dollar Equivalent amount not to exceed Sixty-Eight Million Six Hundred Thirty-One Thousand Three Hundred Fifty-Five and 95/100 Dollars ($68,631,355.95).	Agent
15.	Revolving Credit Note, made by the German Borrower to First National in the original principal Dollar Equivalent amount not to exceed Thirteen Million Thirty-Seven Thousand Seven Hundred Sixty-Six and 18/100 Dollars ($13,037,766.18).	Agent
16.	Revolving Credit Note, made by the German Borrower to HSBC, in the original principal Dollar Equivalent amount not to exceed Eight Million Nine Hundred Seventeen Thousand One Hundred Ninety-Seven and 45/100 Dollars ($8,917,197.45).	Agent

17.	Revolving Credit Note, made by the German Borrower to Bank of the West, in the original principal Dollar Equivalent amount not to exceed Thirteen Million Three Hundred Seventy-Five Thousand Seven Hundred Ninety-Six and 18/100 Dollars ($13,375,796.18).	Agent
18.	Revolving Credit Note, made by the German Borrower to Wells Fargo in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
19.	Revolving Credit Note, made by the German Borrower to JPMorgan in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
20.	Revolving Credit Note, made by the German Borrower to Bank of America in the original principal Dollar Equivalent amount not to exceed Thirty-Four Million Seven Hundred Thirty-Two Thousand Four Hundred Eighty-Four and 08/100 Dollars ($34,732,484.08).	Agent
21.	Revolving Credit Note, made by the German Borrower to Truist in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
22.	Revolving Credit Note, made by the German Borrower to TD in the original principal Dollar Equivalent amount not to exceed Seventeen Million Eight Hundred Thirty-Four Thousand Three Hundred Ninety-Four and 90/100 Dollars ($17,834,394.90).	Agent
23.	Revolving Credit Note, made by the German Borrower to Fifth Third in the original principal Dollar Equivalent amount not to exceed Seventeen Million Seven Hundred Thirteen Thousand Forty-Three and 48/100 Dollars ($17,713,043.48).	Agent
24.	Revolving Credit Note, made by the German Borrower to PNC in the original principal Dollar Equivalent amount not to exceed Forty-Two Million and 00/100 Dollars ($42,000,000.00).	Agent
25.	Revolving Credit Note, made by the Dutch Borrower to Citizens in the original principal Dollar Equivalent amount not to exceed Sixty-Eight Million Six Hundred Thirty-One Thousand Three Hundred Fifty-Five and 95/100 Dollars ($68,631,355.95).	Agent
26.	Revolving Credit Note, made by the Dutch Borrower to First National in the original principal Dollar Equivalent amount not to exceed Thirteen Million Thirty-Seven Thousand Seven Hundred Sixty-Six and 18/100 Dollars ($13,037,766.18).	Agent
27.	Revolving Credit Note, made by the Dutch Borrower to HSBC, in the original principal Dollar Equivalent amount not to exceed Eight Million Nine Hundred Seventeen Thousand One Hundred Ninety-Seven and 45/100 Dollars ($8,917,197.45).	Agent
28.	Revolving Credit Note, made by the Dutch Borrower to Bank of the West, in the original principal Dollar Equivalent amount not to exceed Thirteen Million Three Hundred Seventy-Five Thousand Seven Hundred Ninety-Six and 18/100 Dollars ($13,375,796.18).	Agent

29.	Revolving Credit Note, made by the Dutch Borrower to Wells Fargo in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
30.	Revolving Credit Note, made by the Dutch Borrower to JPMorgan in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
31.	Revolving Credit Note, made by the Dutch Borrower to Bank of America in the original principal Dollar Equivalent amount not to exceed Thirty-Four Million Seven Hundred Thirty-Two Thousand Four Hundred Eighty-Four and 08/100 Dollars ($34,732,484.08).	Agent
32.	Revolving Credit Note, made by the Dutch Borrower to Truist in the original principal Dollar Equivalent amount not to exceed Forty-Four Million Five Hundred Eighty-Five Thousand Nine Hundred Eighty-Seven and 26/100 Dollars ($44,585,987.26).	Agent
33.	Revolving Credit Note, made by the Dutch Borrower to TD in the original principal Dollar Equivalent amount not to exceed Seventeen Million Eight Hundred Thirty-Four Thousand Three Hundred Ninety-Four and 90/100 Dollars ($17,834,394.90).	Agent
34.	Revolving Credit Note, made by the Dutch Borrower to Fifth Third in the original principal Dollar Equivalent amount not to exceed Seventeen Million Seven Hundred Thirteen Thousand Forty-Three and 48/100 Dollars ($17,713,043.48).	Agent
35.	Revolving Credit Note, made by the Dutch Borrower to PNC in the original principal Dollar Equivalent amount not to exceed Forty-Two Million and 00/100 Dollars ($42,000,000.00).	Agent
36.
Consent of Guarantors, made by The York Group, Inc., a Delaware corporation ("York Group"), Milso Industries Corporation, a Delaware corporation ("Milso"), IDL Worldwide, Inc., a Pennsylvania corporation ("IDL Worldwide"), Schawk Worldwide Holdings Inc., a Delaware corporation ("Schawk Worldwide"), Schawk Holdings Inc., a Delaware corporation ("Schawk Holdings"), Matthews Aurora, LLC, a Delaware limited liability company ("Matthews Aurora"), Aurora Casket Company, LLC, an Indiana limited liability company ("Aurora Casket"), Schawk USA, Inc., a Delaware corporation ("Schawk USA"), for the benefit of the Agent and the Banks (York Group, Milso, IDL Worldwide, Schawk Worldwide, Schawk Holdings, Matthews Aurora, Aurora Casket and Schawk USA are, collectively, the "Guarantors") (the Guarantors and the Borrowers are each a "Loan Party" and collectively the "Loan Parties") (the "Guarantors Consent").
Agent
ORGANIZATIONAL DOCUMENTS
(US Borrower)

37.	Certificate of Secretary of the Borrower as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the First Amendment and all related documents, (ii) no amendments to its Articles of Incorporation or Bylaws, (iii) incumbency, (iv) a list of all fictitious and trade names of Borrower; and (v) solvency.	Borrowers
(UK Borrower)
38.	Copy of the Memorandum and Articles of Association of the UK Borrower, certified by a director of the UK Borrower.	Borrowers
39.	Certified copy of Certificate of incorporation from Companies House, certified by a director of the UK Borrower.	Borrowers
40.	Certificate of a director of the UK Borrower as to (i) resolutions of its Board of Directors authorizing the UK Borrower to enter into the Credit Facility and to execute and deliver the First Amendment and all related documents, (ii) resolutions of the shareholders of the UK Borrower approving entry into the Credit Facility, (iii) incumbency, and (iv) solvency.	Borrowers
(German Borrower)
41.	Electronic copy of the articles of association and the list of shareholders of the German Borrower.	Borrowers
42.	Electronic copy of the Commercial Register extract of the German Borrower.	Borrowers
43.	Electronic copy of the resolutions of the shareholders of the German Borrower authorizing the German Borrower to enter into the Credit Facility and to execute and deliver the First Amendment and all related documents.	Borrowers
44.
An electronic copy of the director's certificate addressed to the Agent in relation to the German Borrower, confirming that the borrowings under the Credit Facility will not exceed any borrowing or similar limits by which it is bound to be exceeded and appending copies of the following documents and certifying them in each case as being a true, complete and up-to-date copy:

(a)Commercial Register Extract (No. 43);

(b)Articles of Association (No. 42);

(c)List of Shareholders (No. 42);

(d)Shareholder Resolution (No. 44); and
(e) Specimen signatures of the persons authorized to sign the Credit Facility and First Amendments and related documents on behalf of the German Borrower.

(Dutch Borrower)
45.	An electronic copy of an official extract ("uittreksel") relating to the registration of the Dutch Borrower with the trade register of the Chamber of Commerce.	Borrowers

46.	An electronic copy of the deed of incorporation ("akte van oprichting") of the Dutch Borrower as a private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid").	Borrowers
47.	An electronic copy of the written resolutions of the Board of Directors ("Raad van Bestuur") of the Dutch Borrower (which includes the approval of a power of attorney) authorizing Joseph C. Bartolacci to negotiate, execute, deliver, ratify or perform, on behalf the Dutch Borrower, the Credit Facility and to execute and deliver the First Amendment and all related documents.	Borrowers
48.	An electronic copy of the unanimous resolutions of the General Meeting of Shareholders of the Dutch Borrower approving the resolutions of the Board of Directors referred to in item 47 above.	Borrowers
49.
An electronic copy of the director's certificate addressed to the Agent in relation to the Dutch Borrower, confirming that the borrowings under the Credit Facility will not exceed any borrowing or similar limits by which it is bound to be exceeded and appending copies of the following documents and certifying them in each case as being a true, complete and up-to-date copy:

    (a)    Deed of Incorporation;

    (b)    Articles of Association;

    (c)     specimen signatures of the persons             authorized to sign the Credit Facility             and First Amendments and related             documents on behalf of the Dutch             Borrower; and

    (d)    a power of attorney executed by the             Borrower appointing an attorney-in-            fact.
Borrowers
(York Group)
50.
Certificate of Secretary of York Group as to (i) resolutions of York Group to consent to the First Amendment and to execute the Guarantors Consent, and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of York Group.
Borrowers
(Milso)
51.
Certificate of Secretary of Milso as to (i) resolutions of Milso's Board of Directors authorizing Milso to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of Milso.
Borrowers
(IDL Worldwide)

52.
Certificate of Secretary of IDL Worldwide as to (i) resolutions of IDL Worldwide's Board of Directors authorizing IDL Worldwide to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of IDL.
Borrowers
(Schawk Worldwide)
53.
Certificate of Secretary of Schawk Worldwide as to (i) resolutions of Schawk Worldwide's Board of Directors authorizing Schawk Worldwide to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of Schawk Worldwide.
Borrowers
(Schawk Holdings)
54.
Certificate of Secretary of Schawk Holdings as to (i) resolutions of Schawk Holding's Board of Directors authorizing Schawk Holdings to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of Schawk Holdings.
Borrowers
(Schawk USA)
55.
Certificate of Secretary of Schawk USA as to (i) resolutions of Schawk USA's Board of Directors authorizing Schawk USA to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii) no amendments to its Articles of Incorporation or Bylaws, and (iv) a list of all fictitious and trade names of Schawk USA.
Borrowers
(Matthews Aurora)
56.
Certificate of Secretary of Matthews Aurora as to (i) resolutions of Matthews Aurora's Managers/Members authorizing Matthews Aurora to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii)  no amendments to its Certificate of Formation or Operating Agreement, and (iv) a list of all fictitious and trade names of Matthews Aurora.
Borrowers
(Aurora Casket)
57.
Certificate of Secretary of Aurora Casket as to (i) resolutions of Aurora Casket's Managers/Members authorizing Aurora Casket to consent to the First Amendment and to execute the Guarantors Consent and all related documents, (ii) incumbency of its officers, (iii)  no amendments to its Articles of Organization or Operating Agreement, and (iv) a list of all fictitious and trade names of Aurora Casket.
Borrowers
RELATED DOCUMENTS

58.
(i) UCC Lien Searches or comparable jurisdictional equivalent searches in the United Kingdom, and The Netherlands with respect to each New Borrower in its jurisdiction of organization and (ii) judgment and tax lien searches or comparable judgment and tax lien searches in The Netherlands with respect to each New Borrower in its jurisdiction of organization and at each of its locations (collectively, the "Lien Searches"). [NOTE: In the UK, winding up and bankruptcy searches can/will be run together with searches of Companies House.]
Borrowers
59.
Fully executed copies of the UCC-3 Termination Statements (or comparable jurisdictional equivalent) and any other releases that may be necessary to satisfy any and all existing liens disclosed by the Lien Searches that are not permitted by the Banks (including payoff letters, if applicable), all in form and substance satisfactory to the Agent and the Banks. [NOTE: No security showing as registered at Companies House so no English law release required.]
Borrowers/ Agent
60.	Winding up searches in respect of the UK Borrower.	Agent/ Borrowers
61.
Evidence of Hazard and Liability Insurance of the Loan Parties at each of their locations in accordance with the terms of the Credit Agreement, along with endorsements naming the Agent as additional insured and lender loss payee, to the extent not previously delivered.
Borrowers
62.	Certificate of Beneficial Ownership of the Borrower, in form and substance satisfactory to the Agent, to the extent not previously delivered.	Borrowers/ Agent
63.
Opinion Letter(s) with respect to the New Borrowers in form and substance acceptable to the Agent and the Banks with respect to the Credit Facility, the First Amendment and all related documents from the following:

    UK Borrower – Addleshaw Goddard LLP;

    German Borrower – Dentons; and

    Dutch Borrower – Dentons.
Borrowers/ Agent
64.	Officer's Certificate of each of the New Borrowers confirming that: (i) such New Borrower's borrowing of the total amount of the Foreign Borrower Sublimit (as defined in the Loan Agreement) would not cause any borrowing or similar limit binding on such New Borrower to be exceeded; and (ii) no Event of Default under Sections 7.01(a), (b) and (c) of the Loan Agreement.	Borrowers
65.	W-9s, or comparable jurisdictional equivalent (including a form W-8 for the UK Borrower), for each of the Loan Parties, to the extent not previously delivered.	Borrowers
66.	Disbursement Statement.	Agent
67.	Funding Indemnity Letter, made by the [Borrowers][New Borrowers] in favor of the Agent.	Agent